SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   October 23, 2008

TERRA ENERGY RESOURCES, LTD.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-52543	20-8317658
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

225 Franklin Avenue

Midland Park, NJ 07432

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

201-670-0881

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Terra Media, Ltd.

60 Knolls Crescent, Suite 9M

Bronx, NY 10463

(973) 768-4181

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On October 23, 2008 (the “Effective Date”), pursuant to the terms of a Stock Purchase Agreement, Catherine Balloqui purchased 29,358,003 shares of the issued and outstanding common stock of Terra Energy Resources, Ltd. (the “Company”) from Thomas P. Monahan and John Swint, shareholders of the Company, for $241,350 in cash and a contractual obligation to pay an additional $300,000 in cash not later than November 26, 2008.  Failure to make the final payment will result in a reversion off control to Mr. Monahan. The total of 29,358,003 shares represents 66% of the outstanding common stock of the Company. Catherine Balloqui used personal funds to purchase the shares of the Company.   As part of the acquisition, and pursuant to the Stock Purchase Agreement the following changes to the Company’s directors and officers have occurred:

o	As of October 23, 2008, Catherine Balloqui was appointed to the Board of Directors of the Company and as the Chief Executive Officer, Principal Financial Officer and Secretary.
o	Thomas P. Monahan then resigned as the Chairman of the Board, Company’s President, Chief Executive Officer, Secretary, Chief Financial Officer, and Treasurer.
o	Also as of October 23, 2008, John Swint resigned as a director of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Thomas P. Monahan  resigned as a member of the Company’s Board of Directors effective as of October 23, 2008. Thomas P. Monahan also resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board, Secretary and Treasurer, effective October 23, 2008. At the same time John Swint resigned from the Board of Directors of the Company. The resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Ms. Catherine Balloqui was appointed as a member of the Company’s Board of Directors and as the Company’s Chief Executive Officer, Principal Financial Officer and Secretary, each as of October 23, 2008.

Ms. Balloqui  began her career working in the gaming industry in risk analysis for Victor Chandler Internet gaming company from 1995 to 1999; she worked in private banking for Lombard Odier attending to banking requirements in the corporate sector including portfolio management, liasing with traders and was involved in investment property acquisitions and disposals, including capital allowances and valuation calculations. From 2003 to 2005 Ms. Balloqui was a portfolio manager for the European Investment Group Limited and from 2005 to the date she has been self-employed dealing with a group of private clients as their portfolio manager and trading as PIG Limited, a private investment group.

She attended Middlesex University for two years studying business management.

No transactions occurred in the last two years to which the Company was a party in which Ms. Balloqui had or is to have a direct or indirect material interest. Ms. Balloqui does not have an employment agreement with the Company.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
	2.1	Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA ENERGY RESOURCES, LTD.

By:	/s/ Catherine Balloqui
Chief Executive Officer, Principal Financial Officer and Secretary

Dated: October 23, 2008